EXHIBIT 10.2.1
ROCKVILLE BANK EXTENSION NOTICE AND AGREEMENT
Mr. Joseph F. Jeamel, Jr.
121 Cliffwood Drive
South Windsor, CT 06074
Dear Mr. Jeamel:
     This notice is provided to you by Rockville Bank and Rockville Financial, Inc. (collectively, the “Bank”) in connection with your Employment Agreement, as amended and restated as of January 1, 2009 (the “Agreement”).
     Section 2 of the Agreement allows for the extension of the term of the Agreement for a one-year period.
     The Bank wishes and hereby does extend the term of the Agreement until December 31, 2010, subject to your counter-signature below and return of the signed document to the undersigned.
     The Bank and the undersigned hereby waive the 60-day notice period otherwise required in Section 2 of the Agreement, it being agreed that waiver of that period this year does not constitute a waiver of the notice period for any subsequent year.
     This notice shall constitute an offer which, if not accepted by signature of the Executive and return of the completed notice to the undersigned, shall expire on December 31, 2009 along with the Executive’s term of employment under the Agreement.

Sincerely,

/s/ Richard J. Trachimowicz

Richard J. Trachimowicz,
Senior Vice President

Notice acknowledged and accepted:

/s/ Joseph F. Jeamel, Jr. Joseph R. Jeamel, Jr.	Date: December 17, 2009
EVP and Director of the Company